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Registrant Name:  VANGUARD(R) VARIABLE INSURANCE FUND
CIK Number:0000857490
File Number:811-5962
Series: Equity Income Portfolio Series Number 5

                       VANGUARD(R) VARIABLE INSURANCE FUND
                             EQUITY INCOME PORTFOLIO
                 SUPPLEMENT TO THE PROSPECTUS DATED JULY 3, 2003

IMPORTANT CHANGES TO VANGUARD VARIABLE INSURANCE FUND-EQUITY INCOME PORTFOLIO

VANGUARD VARIABLE INSURANCE FUND-EQUITY INCOME PORTFOLIO ADOPTS NEW MULTIMANAGER STRUCTURE
The board of trustees of Vanguard Variable Insurance Fund has adopted a new multimanager structure for the Equity Income Portfolio, reallocating the Portfolio's assets between two new investment advisers: Wellington Management Company, LLP (Wellington Management), which will manage about 60% of the Portfolio's assets, and The Vanguard Group, Inc. (Vanguard), through its Quantitative Equity Group, which will manage about 40% of the Portfolio's assets. As part of this reallocation, Newell Associates, which served as an adviser to the Portfolio since its inception in 1993, will no longer manage a portion of the Portfolio's assets. Wellington Management and Vanguard each will independently select and maintain portfolios of common stocks for the Portfolio. The Portfolio's board of trustees designates the proportion of Portfolio assets to be managed by each adviser and may change these proportions at any time.

INVESTMENT OBJECTIVE AND PRIMARY RISKS
The Portfolio's investment objective and primary risks will not change.

FEES AND EXPENSES
The Equity Income Portfolio's Total Annual Portfolio Operating Expenses (0.37%) are not expected to change materially as a result of the change to a multimanager approach.

PROSPECTUS TEXT CHANGES
In the indicated sections of the prospectus, the following text changes are made:

In the "Portfolio Profile--Equity Income Portfolio" section, the text regarding the Primary Investment Strategies is replaced with the following:

The Portfolio invests mainly in common stocks of established, medium-size and large companies that pay above-average levels of dividend income and have the potential for capital appreciation. In addition, the advisers look for companies that are committed to paying dividends consistently. The Portfolio uses two investment advisers to manage its holdings.

                                                                     (continued)

In the "More on the Portfolios: More on the Stock Portfolios" section, the text regarding the Equity Income Portfolio is replaced with the following:

The Equity Income Portfolio invests mainly in common stocks of established, medium-size and large companies that pay above-average dividends. At the time of purchase by the Portfolio, a stock is usually out of favor with the investment community. Stocks purchased by the Portfolio are expected to produce a high and stable level of income and to have the potential for long-term capital appreciation. In the past, stocks with high dividend yields have tended to lag the overall stock market during periods when stock prices generally are rising and to outperform it during periods of flat or declining prices.
     Although the Portfolio generally invests primarily in common stocks or securities that are convertible to common stocks, it may invest up to 20% of its assets in cash investments and investment-grade bonds (those that have received one of the top four credit-quality ratings by Standard & Poor's or Moody's Investors Service).
     Each investment adviser independently chooses and maintains a portfolio of investments for the Portfolio. The Portfolio's board of trustees designates the proportion of Portfolio assets to be managed by each adviser and may change these proportions at any time.
     The advisers use active investment management methods, which means they buy and sell securities based on their judgments about the financial prospects of companies, about the prices of the securities, and about the stock market and economy in general. Each adviser uses different processes to select securities for its portion of the Portfolio's assets; however, each is committed to buying stocks that produce above-average income and that, in the adviser's opinion, have the potential for long-term capital growth.
     Wellington Management Company, LLP (Wellington Management), which manages about 60% of the Portfolio's assets, employs a fundamental approach to identify desirable individual stocks, seeking those that typically offer above-average dividend yields, below-average valuations, and the potential for dividend increases in the future. Securities are sold when an investment is no longer considered as attractive as other available investments, based on Wellington Management's fundamental valuation approach.
     The Vanguard Group (Vanguard), through its Quantitative Equity Group, which manages about 40% of the Portfolio's assets, invests mainly in common stocks of established, medium-size and large companies that pay above-average levels of dividend income and have the potential for capital appreciation. Often, the adviser purchases securities that are out of favor with the investment community.

In the "Investment Advisers: The Vanguard Group" section, the text regarding Vanguard's Quantitative Equity Group is amended as follows:

Vanguard's Quantitative Equity Group provides advisory services for the EQUITY INCOME, EQUITY INDEX, MID-CAP INDEX, and REIT INDEX PORTFOLIOS. The Total Stock Market Index Portfolio receives advisory services indirectly, by investing in other Vanguard funds and portfolios. Vanguard's Quantitative Equity Group provides investment advisory services to many Vanguard funds; as of June 30, 2003, the Quantitative Equity Group managed more than $208 billion in total assets. The team responsible for overseeing each Portfolio's investments is led by:

-    GEORGE U.  SAUTER,  Managing  Director  and  Chief  Investment  Officer  of
     Vanguard. He has worked in investment management since 1985; has had primary responsibility for Vanguard's stock indexing and active quantitative investments and strategy since joining the company in 1987; has had oversight responsibility for Vanguard's Fixed Income Group since 2003; has managed each stock index Portfolio since its inception; and has managed a portion of the Equity Income Portfolio since 2003. Education:
     A.B., Dartmouth College; M.B.A., University of Chicago.
     For the EQUITY INCOME PORTFOLIO, Mr. Sauter is joined by:
- JOEL M. DICKSON, Principal of Vanguard. He has worked in investment management for Vanguard since 1996 and has managed a portion of the Portfolio since 2003. Education: A.B., Washington University in St. Louis; Ph.D., Stanford University.

In the "Investment Advisers: Wellington Management Company, LLP" section , the text in the first paragraph is replaced with the following:

Wellington Management Company, LLP (Wellington Management), 75 State Street, Boston, MA 02109, provides advisory services for the EQUITY INCOME, HIGH YIELD BOND, and BALANCED PORTFOLIOS. Wellington Management, an investment advisory firm founded in 1928, managed approximately $337 billion in stock and bond portfolios as of June 30, 2003.
     The individual responsible for overseeing Wellington Management's portion of the EQUITY INCOME PORTFOLIO'S investments is:
- JOHN R. RYAN, CFA, Senior Vice President and Managing Partner of Wellington Management. He has worked in investment management with Wellington Management since 1981 and has managed a portion of the Portfolio since 2003. Education: B.S., Lehigh University; M.B.A., University of Virginia.

In the "Investment Advisers: Newell Associates" section, the text is replaced with the following:

WELLINGTON MANAGEMENT COMPANY, LLP, and THE VANGUARD GROUP
Wellington Management and Vanguard's Quantitative Equity Group each provide investment advisory services for the EQUITY INCOME PORTFOLIO. The Portfolio uses a multimanager approach to investing its assets. Each adviser independently manages its assigned portion of the Portfolio's assets, subject to the supervision and oversight of Vanguard and the board of trustees.
     The Portfolio pays one of its advisers--Wellington Management--on a quarterly basis. The quarterly fee paid to Wellington Management is based on certain annual percentage rates applied to average net assets managed by the adviser over the quarterly period. In addition, the quarterly fee paid to Wellington Management is increased or decreased based upon the adviser's performance in comparison with a benchmark index. For these purposes, the cumulative total return of Wellington Management's portion of the Portfolio over a trailing 36-month period is compared to that of the Lipper Equity Income Fund Average over the same period. The Portfolio pays Vanguard on an at-cost basis for the investment advisory and other services Vanguard provides.
     For the fiscal year ended December 31, 2002, the advisory fee paid to Newell Associates (the Portfolio's former investment adviser) represented an effective annual rate of 0.10% of the Portfolio's average net assets.

                                                                   (over please)

Also in the "Investment Advisers" section, the text in the last paragraph is replaced with the following:

Under the terms of an SEC exemptive order, the board of trustees may, without prior approval from shareholders, change the terms of an advisory agreement or hire a new investment adviser--either as a replacement for an existing adviser or as an additional adviser. Any significant change in a Portfolio's advisory arrangements will be communicated to shareholders in writing. In addition, as the Fund's sponsor and overall manager, The Vanguard Group may provide investment advisory services to any Portfolio, on an at-cost basis, at any time. Vanguard may also recommend to the board of trustees that an adviser be hired, terminated, or replaced, or that the terms of an existing investment advisory agreement be revised.

In the "Additional Information: Futures and Options Contracts" section, the text is replaced with the following:

Other than the Money Market Portfolio, all of the Portfolios may invest, to a limited extent, in futures and options contracts, which are traditional types of derivatives. The Equity Income Portfolio may also invest in convertible securities and swap agreements. The Equity Index and Mid-Cap Index Portfolios may also invest in warrants, convertible securities, and swap agreements. The Short-Term Corporate Portfolio may also invest in credit swaps, interest rate swaps, and total rate of return swaps. The High Yield Bond Portfolio may also invest in credit swaps and interest rate swaps. The Balanced and Total Bond Market Index Portfolios may also invest in less-risky classes of collateralized mortgage obligations (CMOs).
     Vanguard typically invests a small portion of the Equity Income Portfolio's assets in stock futures and/or shares of exchange-traded funds, including
VIPER(R) Shares issued by any Vanguard stock index fund. Investments in exchange-traded fund shares are made in accordance with limitations imposed under the Investment Company Act. Vanguard receives no additional revenue from investing Portfolio assets in VIPER Shares of other Vanguard funds. Portfolio assets invested in VIPER Shares are excluded from the calculation of asset-based cost allocations in determining the expense ratio for the Portfolio. Losses (or gains) involving futures can sometimes be substantial--in part because a relatively small price movement in a futures contract may result in an immediate and substantial loss (or gain) for a portfolio. The Portfolios will not use futures for speculative purposes or as leveraged investments that magnify gains or losses. The Index Portfolios use futures only for the purpose of tracking their target indexes. To the extent that the REIT Index Portfolio invests in futures, it will not have 98% of its assets in REIT stocks. A Portfolio's obligation under futures contracts will not exceed 20% of its total assets.
     The reasons for which a Portfolio may invest in futures or exchange-traded fund shares include:
- To achieve performance similar to that of common stocks while maintaining flexibility to meet the liquidity needs of the Portfolio.
- To reduce the Portfolio's transaction costs or add value when these instruments are favorably priced.


(C)2003 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.                        PS64  082003

                                     [SHIP]
                          [THE VANGUARD GROUP(R) LOGO]


                       VANGUARD(R) VARIABLE INSURANCE FUND
                             EQUITY INCOME PORTFOLIO
                 SUPPLEMENT TO THE PROSPECTUS DATED MAY 1, 2003

IMPORTANT CHANGES TO VANGUARD VARIABLE INSURANCE FUND-EQUITY INCOME PORTFOLIO

VANGUARD VARIABLE INSURANCE FUND-EQUITY INCOME PORTFOLIO ADOPTS NEW MULTIMANAGER STRUCTURE
The board of trustees of Vanguard Variable Insurance Fund has adopted a new multimanager structure for the Equity Income Portfolio, reallocating the Portfolio's assets between two new investment advisers: Wellington Management Company, LLP (Wellington Management), which will manage about 60% of the Portfolio's assets, and The Vanguard Group, Inc. (Vanguard), through its Quantitative Equity Group, which will manage about 40% of the Portfolio's assets. As part of this reallocation, Newell Associates, which served as an adviser to the Portfolio since its inception in 1993, will no longer manage a portion of the Portfolio's assets. Wellington Management and Vanguard each will independently select and maintain portfolios of common stocks for the Portfolio. The Portfolio's board of trustees designates the proportion of Portfolio assets to be managed by each adviser and may change these proportions at any time.

INVESTMENT OBJECTIVE AND PRIMARY RISKS
The Portfolio's investment objective and primary risks will not change.

FEES AND EXPENSES
The Portfolio's Total Annual Portfolio Operating Expenses (0.37%) are not expected to change materially as a result of the change to a multimanager approach.

PROSPECTUS TEXT CHANGES
In the indicated sections of the prospectus, the following text changes are made:

In the "Portfolio Profile" section, the text regarding the Primary Investment Strategies is replaced with the following:

The Portfolio invests mainly in common stocks of established, medium-size and large companies that pay above-average levels of dividend income and have the potential for capital appreciation. In addition, the advisers look for companies that are committed to paying dividends consistently. The Portfolio uses two investment advisers to manage its holdings.

                                                                     (continued)

In the "More on the Portfolio: Security Selection" section, the text is replaced with the following:

The Portfolio invests mainly in common stocks of established, medium-size and large companies that pay above-average dividends. At the time of purchase by the Portfolio, a stock is usually out of favor with the investment community. Stocks purchased by the Portfolio are expected to produce a high and stable level of income and to have the potential for long-term capital appreciation. In the past, stocks with high dividend yields have tended to lag the overall stock market during periods when stock prices generally are rising and to outperform it during periods of flat or declining prices.
     Although the Portfolio generally invests primarily in common stocks or securities that are convertible to common stocks, it may invest up to 20% of its assets in cash investments and investment-grade bonds (those that have received one of the top four credit-quality ratings by Standard & Poor's or Moody's Investors Service).
     Each investment adviser independently chooses and maintains a portfolio of investments for the Portfolio. The Portfolio's board of trustees designates the proportion of Portfolio assets to be managed by each adviser and may change these proportions at any time.
     The advisers use active investment management methods, which means they buy and sell securities based on their judgments about the financial prospects of companies, about the prices of the securities, and about the stock market and economy in general. Each adviser uses different processes to select securities for its portion of the Portfolio's assets; however, each is committed to buying stocks that produce above-average income and that, in the adviser's opinion, have the potential for long-term capital growth.
     Wellington Management Company, LLP (Wellington Management), which manages about 60% of the Portfolio's assets, employs a fundamental approach to identify desirable individual stocks, seeking those that typically offer above-average dividend yields, below-average valuations, and the potential for dividend increases in the future. Securities are sold when an investment is no longer considered as attractive as other available investments, based on Wellington Management's fundamental valuation approach.
     The Vanguard Group (Vanguard), through its Quantitative Equity Group, which manages about 40% of the Portfolio's assets, invests mainly in common stocks of established, medium-size and large companies that pay above-average levels of dividend income and have the potential for capital appreciation. Often, the adviser purchases securities that are out of favor with the investment community.

In the "Investment Adviser" section, the heading and first three paragraphs are replaced with the following:

INVESTMENT ADVISERS
Wellington Management Company, LLP, and Vanguard's Quantitative Equity Group each provide investment advisory services for the Portfolio. The Portfolio uses a multimanager approach to investing its assets. Each adviser independently manages its assigned portion of the Portfolio's assets, subject to the supervision and oversight of Vanguard and the board of trustees.

     Wellington Management Company, LLP (Wellington Management), 75 State Street, Boston, MA 02109, provides advisory services for the Portfolio.
Wellington Management, an investment advisory firm founded in 1928, managed approximately $337 billion in stock and bond portfolios as of June 30, 2003.
     The individual responsible for overseeing Wellington Management's portion of the Portfolio's investments is:
- JOHN R. RYAN, CFA, Senior Vice President and Managing Partner of Wellington Management. He has worked in investment management with Wellington Management since 1981 and has managed a portion of the Portfolio since 2003. Education: B.S., Lehigh University; M.B.A., University of Virginia. Vanguard's Quantitative Equity Group provides advisory services for the
Portfolio. Vanguard's Quantitative Equity Group provides investment advisory services to many Vanguard funds; as of June 30, 2003, the Quantitative Equity Group managed more than $208 billion in total assets. The team responsible for overseeing the Portfolio's investments is led by:
-    GEORGE U.  SAUTER,  Managing  Director  and  Chief  Investment  Officer  of
     Vanguard. He has worked in investment management since 1985; has had primary responsibility for Vanguard's stock indexing and active quantitative investments and strategy since joining the company in 1987; has had oversight responsibility for Vanguard's Fixed Income Group since 2003; and has managed a portion of the Portfolio since 2003. Education:
     A.B., Dartmouth College; M.B.A., University of Chicago.
     Mr. Sauter is joined by:
- JOEL M. DICKSON, Principal of Vanguard. He has worked in investment management for Vanguard since 1996 and has managed a portion of the Portfolio since 2003. Education: A.B., Washington University in St. Louis; Ph.D., Stanford University.
     The Portfolio pays one of its advisers--Wellington Management--on a quarterly basis. The quarterly fee paid to Wellington Management is based on certain annual percentage rates applied to average net assets managed by the adviser over the quarterly period. In addition, the quarterly fee paid to Wellington Management is increased or decreased based upon the adviser's performance in comparison with a benchmark index. For these purposes, the cumulative total return of Wellington Management's portion of the Portfolio over a trailing 36-month period is compared to that of the Lipper Equity Income Fund Average over the same period. The Portfolio pays Vanguard on an at-cost basis for the investment advisory and other services Vanguard provides.
     For the fiscal year ended December 31, 2002, the advisory fee paid to Newell Associates (the Portfolio's former investment adviser) represented an effective annual rate of 0.10% of the Portfolio's average net assets.

                                                                   (over please)

Also in the "Investment Adviser" section, the text in the last paragraph is replaced with the following:

Under the terms of an SEC exemptive order, the board of trustees may, without prior approval from shareholders, change the terms of an advisory agreement or hire a new investment adviser--either as a replacement for an existing adviser or as an additional adviser. Any significant change in the Portfolio's advisory arrangements will be communicated to shareholders in writing. As the Portfolio's sponsor and overall manager, The Vanguard Group may provide additional investment advisory services to the Portfolio, on an at-cost basis, at any time. Vanguard may also recommend to the board of trustees that an adviser be hired, terminated, or replaced, or that the terms of an existing investment advisory agreement be revised.

In the "More on the Portfolio: Other Investment Policies and Risks" section, the third and fourth paragraphs are replaced with the following:

The Portfolio may invest, to a limited extent, in futures and options contracts, which are traditional types of derivatives. The Portfolio may also invest in convertible securities and swap agreements.
     Vanguard typically invests a small portion of the Portfolio's assets in stock futures and/or shares of exchange-traded funds, including VIPER(R) Shares issued by any Vanguard stock index fund. Investments in exchange-traded fund shares are made in accordance with limitations imposed under the Investment Company Act. Vanguard receives no additional revenue from investing Portfolio assets in VIPER Shares of other Vanguard funds. Portfolio assets invested in VIPER Shares are excluded from the calculation of asset-based cost allocations in determining the expense ratio for the Portfolio. Losses (or gains) involving futures can sometimes be substantial--in part because a relatively small price movement in a futures contract may result in an immediate and substantial loss (or gain) for a portfolio. The Portfolio will not use futures for speculative purposes or as leveraged investments that magnify gains or losses. The Portfolio's obligation under futures contracts will not exceed 20% of its total assets.
     The reasons for which the Portfolio may invest in futures or exchange-traded fund shares include:
- To achieve performance similar to that of common stocks while maintaining flexibility to meet the liquidity needs of the Portfolio.
- To reduce the Portfolio's transaction costs or add value when these instruments are favorably priced.


(C)2003 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.                      PS08SA  082003

                                     [SHIP]
                          [THE VANGUARD GROUP(R) LOGO]


                       VANGUARD(R) VARIABLE INSURANCE FUND
                             EQUITY INCOME PORTFOLIO
    SUPPLEMENT TO THE STATEMENT OF ADDITIONAL INFORMATION DATED JULY 3, 2003


IMPORTANT CHANGES TO VANGUARD VARIABLE INSURANCE FUND-EQUITY INCOME PORTFOLIO

VANGUARD VARIABLE INSURANCE FUND-EQUITY INCOME PORTFOLIO ADOPTS NEW MULTIMANAGER STRUCTURE
The board of trustees of Vanguard Variable Insurance Fund has adopted a new multimanager structure for the Equity Income Portfolio, reallocating the Portfolio's assets between two new investment advisers: Wellington Management Company, LLP (Wellington Management), which will manage about 60% of the Portfolio's assets, and The Vanguard Group, Inc. (Vanguard), through its Quantitative Equity Group, which will manage about 40% of the Portfolio's assets. As part of this reallocation, Newell Associates, which served as an adviser to the Portfolio since its inception in 1993, will no longer manage a portion of the Portfolio's assets. Wellington Management and Vanguard each will independently select and maintain portfolios of common stocks for the Portfolio. The Portfolio's board of trustees designates the proportion of Portfolio assets to be managed by each adviser and may change these proportions at any time.

STATEMENT OF ADDITIONAL INFORMATION TEXT CHANGES
In the Statement of Additional Information, the following text changes are made within the "Investment Advisory Services" section:

Under "The Equity Income Portfolio's Investment Advisory Agreement," the heading and text are replaced with the following:

THE EQUITY INCOME  PORTFOLIO'S  INVESTMENT  ADVISORY  ARRANGEMENTS
The Portfolio currently has two investment advisers:
- WELLINGTON MANAGEMENT COMPANY, LLP (Wellington Management), 75 State Street, Boston, MA 02109, has managed a portion of the Portfolio's assets since July 28, 2003. Wellington Management provides services to institutional clients. The managing partners of Wellington Management are Duncan M. McFarland, Laurie A. Gabriel, and John R. Ryan.
- THE VANGUARD GROUP, INC. (Vanguard), through its Quantitative Equity Group, 100 Vanguard Boulevard, Malvern, PA 19355, has managed the cash portion of the Portfolio's assets since July 28, 2003, and has actively managed a portion of the Portfolio's assets as part of its primary investment program since July 28, 2003. Vanguard is jointly and wholly owned by its member funds, a group of 33 investment companies with more than 100 series.

     The Portfolio previously employed Newell Associates:
- Newell Associates managed all of the Portfolio's assets from its inception through July 28, 2003.

     With respect to its assigned portion of the Portfolio, each adviser is responsible for managing the investment and reinvestment of the Portfolio's assets, and for continuously reviewing, supervising, and administering the Portfolio's investment program. Each adviser discharges its responsibilities subject to the supervision and oversight of Vanguard's Portfolio Review Group and the officers and trustees of the Portfolio. Vanguard's Portfolio Review Group is responsible for recommending changes in a portfolio's advisory arrangements to the portfolio's board of trustees, including changes in the amount of assets allocated to each adviser, and whether to hire, terminate, or replace an adviser.
     As of July 28, 2003, the Portfolio's assets were allocated among the advisers approximately as follows:
- 60% to Wellington Management as part of the Portfolio's primary investment program; and
-    40% to Vanguard as part of the Portfolio's primary investment program.
The remaining portion of the Portfolio's assets was allocated to Vanguard as part of the Portfolio's cash management program.
     During the fiscal year ended September 30, 2001, the fiscal period ended December 31, 2001, and the fiscal year ended December 31, 2002, the Portfolio incurred the following advisory fees: $343,000, $83,000, and $326,000, respectively, to Newell Associates (the Portfolio's former investment adviser).

Under "The Equity Index,  Mid-Cap Index,  Money Market,  REIT Index,  Short-Term
Corporate,   and  Total  Bond  Market  Index  Portfolios'   Investment  Advisory
Services," the heading and first paragraph are replaced with the following:

THE EQUITY  INCOME,  EQUITY INDEX,  MID-CAP  INDEX,  MONEY  MARKET,  REIT INDEX,
SHORT-TERM CORPORATE, AND TOTAL BOND MARKET INDEX PORTFOLIOS' INVESTMENT ADVISORY SERVICES
The Equity Income, Equity Index, Mid-Cap Index, Money Market, REIT Index, Short-Term Corporate, and Total Bond Market Index Portfolios of the Fund receive investment advisory services on an "internalized," at-cost basis from an experienced investment management staff employed directly by Vanguard. The investment management staff is supervised by the senior officers of the Fund. Vanguard's Fixed Income Group provides advisory services for the Money Market, Short-Term Corporate, and Total Bond Market Index Portfolios, and Vanguard's Quantitative Equity Group provides advisory services to the Equity Income, Equity Index, Mid-Cap Index, and REIT Index Portfolios.
     Vanguard commenced providing internalized investment advisory services to the Equity Income Portfolio on July 28, 2003.

Under "Board Review of Investment Advisory Arrangements," the following text replaces similar text:

Based upon its most recent evaluation of each Portfolio's investment staff, the portfolio management process, the short- and long-term performance results, the current advisory arrangements for the Balanced, Capital Growth, Diversified Value, Equity Income, Growth, High Yield Bond, International, and Small Company Growth Portfolios, and the at-cost internalized management arrangements for the Equity Index, Mid-Cap Index, Money Market, REIT Index, Short-Term Corporate, and Total Bond Market Index Portfolios, the board determined that it would be in the best interests of each Portfolio's shareholders to renew the investment advisory agreements for the Balanced, Capital Growth, Diversified Value, Growth, High Yield Bond, International, and Small Company Growth Portfolios, to continue the internalized management arrangements for the Equity Index, Mid-Cap Index, Money Market, REIT Index, Short-Term Corporate, and Total Bond Market Index Portfolios, to terminate Newell Associates' investment advisory agreement and adopt a new multimanager structure for the Equity Income Portfolio, to retain Wellington Management as part of the Equity Income Portfolio's multimanager structure to provide active investment management services as part of the Portfolio's primary investment program, to retain Vanguard as part of the Equity Income Portfolio's multimanager structure to provide active investment management services on an internalized management basis as part of the Portfolio's primary investment program, and to retain Vanguard to provide a passive management--or indexing--approach on an internalized management basis as part of the Equity Income Portfolio's cash management program.

EQUITY INCOME PORTFOLIO (WELLINGTON MANAGEMENT COMPANY, LLP):
In considering whether to approve the proposed investment advisory agreement under which Wellington Management would serve as an adviser in the Equity Income Portfolio's new multimanager structure:
- The board reviewed Wellington Management's short-term and long-term performance for similarly managed investment mandates.
- The board decided that the advisory fee to be paid by the Portfolio was reasonable based on the average advisory fee for the Portfolio's Lipper peer group.
- The board evaluated Wellington Management's investment staff and portfolio management process and concluded that, under all the circumstances and based on its informed business judgment, the most appropriate course of action in the best interests of the Portfolio and its shareholders was to retain Wellington Management as part of the Portfolio's multimanager structure to provide active investment management services, and to approve the agreement with Wellington Management.

EQUITY INCOME, EQUITY INDEX, MID-CAP INDEX, MONEY MARKET, REIT INDEX, SHORT-TERM CORPORATE, AND TOTAL BOND MARKET INDEX PORTFOLIOS (THE VANGUARD GROUP, INC.):
When the board considers whether Vanguard should continue providing internalized investment management services at cost to a Portfolio, the board takes into account numerous factors, including:
-    The nature, extent, and quality of the services provided.
-    The investment performance of the Portfolio's assets.
-    The fair market value of the services provided.
- A comparative analysis of expense ratios of, and advisory fees paid by, similar funds.
- Vanguard's control of the operating expenses of the Portfolio, such as transaction costs, including ways in which security transactions for the Portfolio are conducted and brokers are selected.
     Based upon its most recent evaluation of the investment staff, the portfolio management process, the short- and long-term performance, and the at-cost internalized management arrangements for the Portfolios (excluding the Equity Income Portfolio), the board determined that it would be in the best interests of each Portfolio's shareholders to continue the internalized management arrangement.
     In considering whether to include Vanguard's Quantitative Equity Group as an adviser in the Equity Income Portfolio's new multimanager structure:
- The board reviewed Vanguard's Quantitative Equity Group's short-term and long-term performance for similarly managed investment mandates.
- The board considered the at-cost internalized management arrangement that would apply to Vanguard's Quantitative Equity Group.
- The board evaluated Vanguard's Quantitative Equity Group's investment staff and portfolio management process and concluded that, under all the circumstances and based on its informed business judgment, the most appropriate course of action in the best interests of the Portfolio and its shareholders was to retain Vanguard as part of the Portfolio's multimanager structure to provide active investment management services on an internalized management basis as part of the Portfolio's primary investment program, and to retain Vanguard to provide a passive management--or indexing--approach on an internalized management basis as part of the Portfolio's cash management program.






(C)2003 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.                              082003